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                                                                   EXHIBIT 23(h)

              TEXT OF CONSENT OF MORGAN STANLEY & CO. INCORPORATED

    We hereby consent to the use of our opinion letter dated April 4, 2001 to the Board of Directors of Suiza Foods Corporation ("Suiza"), included as Appendix D to this Joint Proxy Statement/ Prospectus which forms part of the Registration Statement on Form S-4 (the "Registration Statement") relating to the proposed merger of Dean Foods Company with and into Blackhawk Acquisition Corp., a wholly-owned subsidiary of Suiza, and to the references to such opinion in such Joint Proxy Statement/ Prospectus under the headings "Summary Information--Opinions of Financial Advisors", "The Merger and Merger Agreement--Suiza's Reasons for the Merger" and "Opinions of Financial Advisors-- Opinions of Suiza's Financial Advisors". In giving such consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          MORGAN STANLEY & CO.
                                          INCORPORATED

                                          By:
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                                          Name: William J. Dotson, Jr.
                                          Title: Vice President

July 10, 2001